POWER OF ATTORNEY
       Know all by these presents, that the undersigned hereby constitutes and appoints each of Fred Kurland, John Varian and Diane Wilcock, signing singly, his true and lawful attorneys-in-fact to:
(1)	execute for and on behalf of the undersigned Forms 3, 4 or 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act");
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution and delivery of any such Form 3, 4 or 5 and timely filing of any such form with the United States Securities and Exchange Commission and any other authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
      The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned person might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange
Act.
      This Power of Attorney shall expire on August 31, 2014.
	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and it shall be effective as of December 7, 2012.
//s/ Joseph M. Limber
Joseph M. Limber








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